UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Sonim Technologies, Inc.

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Sonim Technologies, Inc. Special Committee Confirms Receipt of Unsolicited Proposal for $4.00 per share in Cash

San Diego, CA, April 3, 2025 – Sonim Technologies, Inc. (NASDAQ: SONM) today confirmed that it has received an unsolicited non-binding proposal from Orbic North America, LLC (“Orbic”) to acquire all outstanding shares of Sonim Technologies for $4.00 per share in cash.

Sonim, through a previously established Special Committee of the Board composed of independent directors, is carefully reviewing and evaluating the proposal in consultation with its legal and financial advisors. The Special Committee is committed to conducting a thorough and deliberate assessment of the proposal, as well as exploring all available strategic alternatives, to ensure that any action taken is in the best interests of Sonim’s shareholders.

“The Sonim Board and management team remain fully committed to delivering long-term value for our shareholders,” said Mike Mulica, Chair of the Special Committee. “We appreciate Orbic’s offer and continued interest in Sonim, and we will carefully evaluate the unsolicited proposal in light of all feasible options, working diligently to ensure the best outcome for our investors.”

The Company emphasized that there is no assurance the evaluation process will result in any transaction. Sonim does not intend to comment further on the matter unless the Special Committee determines that additional disclosure is in the best interest of shareholders.

About Sonim Technologies

Sonim Technologies is a leading U.S. provider of rugged mobile solutions, including phones, wireless internet data devices, accessories and software designed to provide extra protection for users that demand more durability in their work and everyday lives. Trusted by first responders, government, and Fortune 500 customers since 1999, we currently sell our ruggedized mobility solutions through tier one wireless carriers and distributors in North America, EMEA, and Australia/New Zealand. Sonim devices and accessories connect users with voice, data, workflow and lifestyle applications that enhance the user experience while providing an extra level of protection. For more information, visit www.sonimtech.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to, among other things, the outcome of negotiations with Orbic and the search for strategic alternatives by the Special Committee. These forward-looking statements are based on Sonim’s current expectations, estimates and projections about its business and industry, management’s beliefs and certain assumptions made by Sonim, all of which are subject to change. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “achieve,” “aim,” “ambitions,” “anticipate,” “believe,” “committed,” “continue,” “could,” “designed,” “estimate,” “expect,” “forecast,” “future,” “goals,” “grow,” “guidance,” “intend,” “likely,” “may,” “milestone,” “objective,” “on track,” “opportunity,” “outlook,” “pending,” “plan,” “poised,” “position,” “possible,” “potential,” “predict,” “progress,” “promises,” “roadmap,” “seek,” “should,” “strive,” “targets,” “to be,” “upcoming,” “will,” “would,” and variations of such words and similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include, but are not limited to, the following: the availability of cash on hand; potential material delays in realizing projected timelines for Sonim’s products; the current interest and potential attempt of a hostile takeover from a third party may divert the management attention from Sonim’s business and may require significant expenses; Sonim’s susceptibility to supply chain disruptions; a potential strain on Sonim’s resources as a result of rapid customer ramp-up and significant increases in demand; Sonim’s material dependence on its relationship with a small number of customers who account for a significant portion of Sonim’s revenue; risks related to Sonim’s ability to comply with the continued listing standards of the Nasdaq Stock Market and the potential delisting of Sonim’s common stock; Sonim’s ability to continue to develop solutions to address user needs effectively, including its next-generation products; Sonim’s reliance on third-party contract manufacturers and partners; Sonim’s ability to stay ahead of the competition; Sonim’s ongoing transformation of its business; the variation of Sonim’s quarterly results; the lengthy customization and certification processes for Sonim’s wireless carries customers; various economic, political, environmental, social, and market events beyond Sonim’s control, as well as the other risk factors described under “Risk Factors” included in Sonim’s most recent Annual Report on Form 10-K and any subsequent quarterly filings on Form 10-Q filed with the Securities and Exchange Commission (available at www.sec.gov). Sonim cautions you not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Sonim assumes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release, except as required by law.

Important Information and Where to Find It

Sonim intends to file a proxy statement on Schedule 14A and other relevant documents with the SEC in connection with the solicitation of proxies from Sonim’s stockholders for the 2025 Annual Meeting. SONIM’S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ SONIM’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain a free copy of the definitive proxy statement, any amendments or supplements to the proxy statement, and other documents that Sonim files with the SEC at no charge from the SEC’s website at www.sec.gov. Copies will also be available at no charge on Sonim’s website at https://ir.sonimtech.com/sec-filings/all-sec-filings.

Participants in Solicitation

Sonim and its respective directors, executive officers, and other members of their management and employees, including Peter Liu (Chief Executive Officer and a director), Clay Crolius (Chief Financial Officer), and Sonim’s directors – James Cassano, Mike Mulica, Jack Steenstra, and Jeffrey Wang – under SEC rules, may be deemed to be participants in the solicitation of proxies of Sonim’s stockholders in connection with the election of directors at Sonim’s 2025 Annual Meeting and related proposals to Sonim’s stockholders. Stockholders may obtain more detailed information regarding Sonim’s directors and executive officers, including a description of their direct or indirect interests, by security holdings or otherwise, under the captions “Directors, Executive Officers, and Corporate Governance,” “Security Ownership of Certain Beneficial Owners and Management,” and “Certain Relationships and Related Party Transactions” of Sonim’s proxy statement for the 2024 annual meeting filed with the SEC on June 5, 2024 (the “2024 Proxy Statement”). To the extent that Sonim’s directors and executive officers and their respective affiliates have acquired or disposed of security holdings since the applicable “as of” date disclosed in the 2024 Proxy Statement, such transactions have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC, which, as of the date of this current report are comprised of:

(i)	Form 4 filed with the SEC by Jack Steenstra on April 2, 2025

(ii)	Form 4 filed with the SEC by Mike Mulica on April 2, 2025

(iii)	Form 4 filed with the SEC by James Cassano on April 2, 2025

(iv)	Form 4 filed with the SEC by Jeffrey Wang on June 20, 2024

(v)	Form 4 filed with the SEC by Jeffrey Wang on July 19, 2024

(vi)	Form 4 filed with the SEC by James Cassano on July 19, 2024

(vii)	Form 4 filed with the SEC by Jack Steenstra on July 19, 2024

(viii)	Form 4 filed with the SEC by Mike Mulica on November 12, 2024

(ix)	Form 4 filed with the SEC by Clay Crolius on February 6, 2025

(x)	Form 4 filed with the SEC by Peter Liu on February 6, 2025

(xi)	Form 4 filed with the SEC by Charles Becher on February 6, 2025

Any subsequent updates following the date hereof to the information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in Sonim’s proxy statement on Schedule 14A and other materials to be filed with the SEC in connection with the 2025 annual meeting, if and when they become available. These documents will be available free of charge as described above.

Corporate Communications Contact

Anette Gaven

press@sonimtech.com